MERRILL LYNCH VARIABLE SERIES FUNDS, INC./

AMERICAN BALANCED V.I. FUND

SERIES # 8

FILE # 811-3290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
03/19/2003	Shurgard Storage Centers 5.88% 3/15/2013	$200,000,000.00	$35,000.00	Banc of America